Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(65,101,620)
Unrealized Gain (Loss) on Market Value of Futures	(60,166,150)
Dividend Income	335,208
Interest Income	1,564,061
ETF Transaction Fees	27,000
Total Income (Loss)	$(123,341,501)

Expenses
General Partner Management Fees	$1,060,421
Professional Fees	259,196
Brokerage Commissions	455,727
Non-interested Directors' Fees and Expenses	18,410
Prepaid Insurance Expense	11,930
NYMEX License Fee	35,347
SEC & FINRA Registration Expense	28,638
Total Expenses	$1,869,669
Net Income (Loss)	$(125,211,170)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$2,702,198,000
Additions (84,700,000 Shares)	783,643,923
Withdrawals (20,600,000 Shares)	(191,661,182)
Net Income (Loss)	(125,211,170)

Net Asset Value End of Month	$3,168,969,571
Net Asset Value Per Share (334,800,000 Shares)	$9.47

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612